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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Miller Exploration Company
Traverse City, Michigan

         We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserve estimates from our report entitled, "Miller Exploration Company, Proved Reserves and Future Net Revenues as of December 31, 2002, SEC Price Case" dated January 16, 2003 in the Annual Report on Form 10-K of Miller Exploration Company for the year ended December 31, 2002.

                                            MILLER AND LENTS, LTD.



                                            By:    /s/ Carl D. Richard
                                               ---------------------------------

                                            Its:    Vice President
                                                --------------------------------






Houston, Texas
March 17, 2003